UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2016

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                  Other Events.

On July 19, 2016, certain selling stockholders (the “Selling Stockholders”) of Summit Materials, Inc. (the “Company”) completed an underwritten public offering of 12,500,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company at a public offering price of $20.75 per share pursuant to an underwriting agreement, dated July 13, 2016 (the “Underwriting Agreement”), among the Company, Summit Materials Holdings L.P., the Selling Stockholders named in Schedule IV thereto and Barclays Capital Inc.  The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

A copy of the Underwriting Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                  Financial Statements and Exhibits.

(d) Exhibits.

99.1         Underwriting Agreement, dated July 13, 2016, among Summit Materials, Inc., Summit Materials Holdings L.P., the selling stockholders named in Schedule IV thereto and Barclays Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
Date: July 19, 2016

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Underwriting Agreement, dated July 13, 2016, among Summit Materials, Inc., Summit Materials Holdings L.P., the selling stockholders named in Schedule IV thereto and Barclays Capital Inc.